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                                                                    EXHIBIT 4(c)

                               SECOND AMENDMENT
                                      TO
                               CREDIT AGREEMENT

          THIS SECOND AMENDMENT (this "Amendment") dated as of October 15, 1998 is entered into by and among Material Sciences Corporation, a Delaware corporation (the "Company"), the lenders who are party to the Credit Agreement referred to below (the "Banks"), and Bank of America National Trust and Savings Association, as letter of credit issuing bank and as Agent for the Banks (herein, in such latter capacity, the "Agent").

                              W I T N E S E T H:
                              __________________

          WHEREAS, the Company, the Banks and the Agent are parties to a certain Credit Agreement dated as of December 12, 1997, as amended April 30, 1998 (the "Credit Agreement"; terms used but not otherwise defined herein are used herein as defined in the Credit Agreement);

          WHEREAS, the Company desires to amend the Credit Agreement in certain respects in connection with a joint venture to be entered into between the Company and Bekaert Corporation; and

          WHEREAS, subject to the terms and conditions set forth herein the Agent and the Banks are willing to amend the Credit Agreement in certain respects;

          NOW, THEREFORE, in consideration of the premises, and intending to be legally bound hereby, the Company, the Agent and the Banks hereby agree as follows:

          Section 1.  Amendment.

          In reliance on the Company's warranties set forth in Section 2 below, as of the date hereof the Credit Agreement is hereby amended as follows:

          (a) Section 8.8(f) of the Credit Agreement is amended to read in its entirety as follows:

          "(f) Contingent Obligations constituting Investments permitted by subsections 8.4(i) or incurred pursuant to a Joint Venture permitted by subsection 8.9(c); and"

          (b) Section 8.2(e) of the Credit Agreement is amended to read in its entirety as follows:
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          "(e) transfers of equipment and licenses of patents, technology and know-how associated therewith to Joint Ventures permitted by Section 8.9; provided, that the fair market value of such equipment shall not exceed $8,000,000 during the term of this Agreement; and"

          (c) Schedule 8.9 is amended by inserting at the end of such schedule the following:

          "3. Contribution and Joint Venture Formation Agreement, dated as of October 14, 1998 between MSC Specialty Films, Inc. and Bekaert Corporation.

          4. Limited Liability Company Agreement of Innovative Specialty Films, LLC."

          Section 2.  Warranties.

          To induce the Agent and the Banks to enter into this Amendment, the Company warrants to the Agent and the Banks as of the date hereof that:

          (a) The representations and warranties contained in Article VI of the Credit Agreement and in the other Loan Documents are true and correct in all material respects on and as of the date hereof (except to the extent such representations and warranties expressly refer to an earlier date); and

          (b)  No Default or Event of Default has occurred and is continuing.

          Section 3.  GENERAL.

          (a) As hereby modified, the Credit Agreement shall remain in full force and effect and is hereby ratified, approved and confirmed in all respects.

          (b) The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Amendment without the prior written consent of the Agent and each Bank.

          (c) This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart, when so executed, shall be deemed to be an original, but all such counterparts shall together constitute one and the same Amendment.

                                     ******

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          Delivered at Chicago, Illinois, as of the date and year first above written.

                                     MATERIAL SCIENCES CORPORATION

                                     By:_____________________________________
                                     Title:__________________________________


                                     BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                                     ASSOCIATION, as Agent


                                     By:_____________________________________
                                     Title:__________________________________


                                     BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                                     ASSOCIATION, as Issuing Bank

                                     By:_____________________________________
                                     Title:__________________________________


                                     BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                                     ASSOCIATION, as Bank

                                     By:_____________________________________
                                     Title:__________________________________


                                     THE NORTHERN TRUST COMPANY

                                     By:_____________________________________
                                     Title:__________________________________

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          The undersigned hereby acknowledge the foregoing and reaffirm their respective duties and obligations arising under the Loan Documents to which each is a party.

                         MSC PRE FINISH METALS INC.

                         By:_____________________________________
                         Title:__________________________________

                         MSC PRE FINISH METALS (EGV) INC.

                         By:_____________________________________
                         Title:__________________________________


                         MSC PRE FINISH METALS (MV) INC.

                         By:_____________________________________
                         Title:__________________________________


                         MSC PRE FINISH METALS (MT) INC.

                         By:_____________________________________
                         Title:__________________________________

                         MSC LAMINATES AND COMPOSITES INC.

                         By:_____________________________________
                         Title:__________________________________


                         MSC LAMINATES AND COMPOSITES (EGV) INC.

                         By:_____________________________________
                         Title:__________________________________


                         MSC WALBRIDGE COATINGS INC.

                         By:_____________________________________
                         Title:__________________________________


                         MSC SPECIALTY FILMS INC.

                         By:_____________________________________
                         Title:__________________________________


                         MSC PINOLE POINT STEEL INC.

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                         By:_____________________________________
                         Title:__________________________________

                         SOLAR-GARD INTERNATIONAL, INC.

                         By:_____________________________________
                         Title:__________________________________

                         MSC PRE FINISH METALS (PP) INC.

                         By:_____________________________________
                         Title:__________________________________

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